Exhibit 4.1

NUMBER	SHARES

1	[1,000]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Morton’s Restaurant Group, Inc.

AUTHORIZED SHARES: 1,200,000	SERIES A CONVERTIBLE PREFERRED STOCK	PAR VALUE $0.01 PER SHARE

CUSIP 619430 200

THIS CERTIFIES THAT                      IS THE REGISTERED HOLDER OF [one thousand (1,000)] Shares of the fully paid non-assessable shares of Series A Convertible Preferred Stock of Morton’s Restaurant Group, Inc. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, Morton’s Restaurant Group, Inc. has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this          day of             , 20    .

[SEAL]
Scott D. Levin, Secretary		Christopher J. Artinian, President

MORTON’S RESTAURANT GROUP, INC.

The Corporation will furnish without charge to each shareholder who so requests a full statement of the designation, relative rights, preferences and limitations of each class of stock of this Corporation authorized to be issued; the designation, relative rights, preferences, and limitations of each series thereof so far as the same have been prescribed; and the authority of the Board of Directors of this Corporation to designate and prescribe the relative rights, preferences and limitations of other series.

For value received,                                  hereby sell, assign and transfer unto              Shares represented by the within Certificate and do hereby irrevocably constitute and appoint                                  Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:                  , 20

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

WITNESS